UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2010

SPRINT NEXTEL CORPORATION
(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-0965

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2010, Sprint Nextel Corporation (“Sprint”) announced that Joseph J. Euteneuer, 55, has agreed to become Chief Financial Officer of Sprint effective as of a hire date to be determined, which will be the earliest of (a) within 30 days after the closing of the proposed merger of Qwest Communications International Inc. (“Qwest”) and CenturyLink, Inc. (“CenturyLink”) (the “Merger”), or (b) within 30 days after termination of the Merger agreement. Mr. Euteneuer will assume his position with Sprint subsequent to the closing of the Merger.  Sprint reserves the right to rescind the offer on or after March 31, 2011.  The term of our current Chief Financial Officer, Robert H. Brust, runs through May 1, 2011 and we would like Mr. Brust to assist his successor with the orderly transition of responsibilities. The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Mr. Euteneuer has been serving since September 12, 2008 as Executive Vice President, Chief Financial Officer of Qwest, a telecommunications carrier providing local and long distance voice, data and internet wireline services as well as wireless and digital television services through certain partnerships. Previously, Mr. Euteneuer served as Executive Vice President and Chief Financial Officer of XM Satellite Radio Holdings Inc., a satellite radio provider, from 2002 until September 2008 after it merged with SIRIUS Satellite Radio, Inc. Prior to joining XM, Mr. Euteneuer held various management positions at Comcast Corporation and its subsidiary, Broadnet Europe.  On December 20, 2010, Sprint entered into an employment agreement with Mr. Euteneuer (the “Agreement”) with an initial term of 36 months from his hire date. The Agreement provides for the following annual compensation:

•	an annual base salary of $775,000;

•
participation in Sprint's  short-term incentive compensation plan with a targeted annual opportunity for 2011 equal to 130% of his annual base salary, prorated for the period from his hire date through December 31, 2011 (unless he does not receive from his former employer a short-term incentive payout for the portion of 2011 prior to his hire date, in which case his targeted opportunity for 2011 will not be prorated); and

•
participation in Sprint's  long-term incentive compensation plan.  For 2011 the targeted annual opportunity will be $3,500,000; for the remainder of the term the targeted annual opportunity will be determined annually by the compensation committee.

The Agreement states that Sprint will provide Mr. Euteneuer with the following sign-on compensation:

•
a $500,000 cash sign-on bonus on the following payment schedule: (1) 50%  as soon as practicable after his hire date and (2) 50% as soon as practicable six months after his hire date subject to his continued employment on such date; and

•	an award of 125,000 shares of restricted stock (the “Sign-On Restricted Stock Award”) granted as of his hire date, to vest on the third anniversary of the date of grant.

The Agreement provides that Mr. Euteneuer’s job location will be in Overland Park, Kansas and that he will relocate his primary residence to the area within nine months of his hire date under the standard officer relocation program, with certain exceptions including ineligibility for tax gross-up benefits.

Under the Agreement, in the event that Mr. Euteneuer’s employment is terminated by Sprint without cause (as defined in the Agreement), or Mr. Euteneuer terminates his employment for good reason (as defined in the Agreement), other than in connection with a change in control of Sprint and subject to a release of claims:

•	he will continue to receive his base salary for 24 months following his termination date (the “Restricted Period”);

•
he will receive a payment under the then-applicable short-term incentive plan during the Restricted Period equal to the lesser of his targeted opportunity as of his termination date and the payout determined by Sprint's Compensation Committee based on actual performance of Sprint compared to the targeted objectives under the plan;

•	he will be entitled to participate in certain benefit plans during the Restricted Period; and

•	the restrictions with respect to any unvested portions of the Sign-On Restricted Stock Award will lapse as of his termination date.

Upon Mr. Euteneuer’s death, the restrictions with respect to any unvested portions of the Sign-On Restricted Stock Award will lapse.

In the event of Mr. Euteneuer’s termination of employment due to disability, he will continue to receive his base salary for 12 months (reduced by any amounts paid under Sprint's long-term disability plan), he will be entitled to continue to participate in certain benefit plans for such period, and the restrictions with respect to any unvested portion of the Sign-On Restricted Stock Award will lapse as of his termination date.

If, in connection with a change in control of Sprint, Mr. Euteneuer’s employment is terminated without cause or Mr. Euteneuer terminates his employment for good reason during the 18-month period following a change in control (subject to certain exceptions), subject to a release of claims, he is entitled to severance compensation in the form of a lump sum payment of two times his base salary and two times his annual short-term target opportunity as of the date of his termination of employment, to participate in certain benefit plans during the Restricted Period and to the lapse as of his termination date of the restrictions with respect to any unvested portion of the Sign-On Restricted Stock Award.

Throughout his employment and through the Restricted Period, Mr. Euteneuer has agreed not to compete with Sprint (excludes activities related to Qwest and CenturyLink with respect to the Restricted Period) or solicit employees or customers of Sprint. If Mr. Euteneuer breaches any of these obligations, he would forfeit his right to any future severance payments and benefits to which he otherwise would be entitled.

The Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description
10.1	Employment Agreement, executed December 20, 2010, effective at a future hire date to be determined, between Joseph J. Euteneuer and Sprint Nextel Corporation
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                          SPRINT NEXTEL CORPORATION

Date: December 21, 2010                                                                        /s/ Timothy O'Grady
                                                                                                       By:     Timothy O’Grady
                                                                                                                  Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, executed December 20, 2010, effective at a future hire date to be determined, between Joseph J. Euteneuer and Sprint Nextel Corporation
99.1	Press Release